Exhibit 10.31

Summary English Translation

Framework Agreement

Party A: Shan Gao

Party B: Jilin Province Yongxin Chain Drugstore Ltd.

This Agreement is entered into by and between Party A and Party B in connection with acquisition of Party A’s properties based upon the principle of equality.

I.	Party A and Party B agree that Party A shall transfer its ownership of the Changchun Pharmaceutical Distribution Center and its 13 retail stores to Party B.

II.
Party A shall assist Party B with completion of all relevant procedures and license applications (including delivery license) in connection with Party B’s acquisition of the said properties. The acquisition shall be deemed complete when Party B receives all necessary licenses and permits.

III.
Party A and Party A’s shareholders guarantee that Party A validly holds the disposal rights of the said properties and that there is no mortgage, pledge, security or any third-party claim or potential law suit over the said properties. Party A further guarantees that the basic information of the said properties that Party A has provided to Party B is true and complete. Otherwise, Party A and Party A’s shareholders shall bear all the relevant liabilities herein.

IV.	Creditor’s Rights and Liabilities

Before the transfer of ownership of the said properties, the parties shall clear Party A’s accounts and inventories. Party A and Party A’s shareholders shall bear all debts occurred before the acquisition. The parties shall confirm all debts occurred before the acquisition.

V.	Price

The transfer price shall be calculated based on the current asset value of Changchun Pharmaceutical Distribution Center. The total amount of transfer price is RMB 22,920,000.

VI.	Date of Payment

1.	The transfer price shall be paid by Party B in a one-time payment within six months from the execution date of this Agreement.

2.	Party B agrees to pay a deposit of RMB 1,000,000 within 15 days from the execution date of this Agreement.

3.	In the six-month period from the execution date of this Agreement to Party B’s payment date, Party A shall not sell the said properties to any third party.

4.	Party A shall issue a valid invoice upon receipt of the payment of the transfer price.

VII.	If Party B fails to complete the payment of the transfer price within six months from the execution date of this Agreement, Party B shall not get the refund of the deposit.

If Party B discovers any omission or misrepresentation in the documents, data, or other materials provided by Party A, Party B has the right to request an explanation from Party A and unilaterally terminates the Agreement. In this case, Party A shall return the deposit without any condition. If Party B unilaterally terminates the Agreement, Party B shall pay double the amount of the deposit to Party A.

VIII.	Party A and Party A’s shareholders shall ensure that their current employees will not terminate employment with Party A before the transfer of ownership is complete.

IX.
Party A and Party A’s shareholders guarantee that Party A has the complete and duly authorized use rights of the said properties and that after the transfer of ownership is complete, Party B will also have the right to use and secure long-term lease of the said properties.

X.	Any unsettled matters shall be executed into a supplemental agreement by both parties through further consultation. The supplement agreement shall have the same effect of this Agreement.

XI.	Force Majeure

If this Agreement is rendered unable to be performed by any event of force majeure, it shall be voided automatically.

XII.	Dispute Resolution: any dispute arising from the performance of this Agreement may be resolved through litigation in court at the location of any party.

XIII.	After the execution this Agreement, Party A and Party A’s shareholders shall coordinate with Party B’s due diligence investigation of Party A’s assets, operation and financial status.

XIV.	This Agreement is executed into four duplicates. Each party shall hold two duplicates.

Party A: Shan Gao (Signature)

Party B: Jilin Province Yongxin Chain Drugstore Ltd. (Seal)

Date: June 18, 2010